UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2026

Hexcel Corporation
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8472	94-1109521
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Stamford Plaza 281 Tresser Boulevard Stamford, Connecticut	06901-3238
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (203) 969-0666

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	HXL	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 –  Registrant’s Business and Operations

Item 1.02	Termination of a Material Definitive Agreement.

Hexcel Corporation (the “Company”) filed a Current Report on Form 8-K on April 30, 2026, disclosing its public offering of $400 million aggregate principal amount of 4.900% Senior Notes due 2031 (the “2031 Notes”). Also on such date, the Company disclosed that it had elected to redeem its 3.950% Senior Notes due 2027 (the “2027 Notes”). On May 28, 2026, the Company applied the net proceeds from the issuance of the 2031 Notes, together with cash on hand, to redeem all of the outstanding 2027 Notes, representing an aggregate principal amount of $400 million. The 2027 Notes were issued and the redemption was effected pursuant to the provisions of the Indenture, dated as of August 3, 2015, between the Company and U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as trustee (the “Trustee”), as supplemented by that certain Second Supplemental Indenture, dated as of February 16, 2017, between the Company and the Trustee.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEXCEL CORPORATION

Date: May 28, 2026	/s/ Gail E. Lehman
Gail E. Lehman
Executive Vice President, Chief Legal and Sustainability Officer, and Secretary